SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -----

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     -----

                          BIOSOURCE INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 77-0340829
      (State or Other Jurisdiction                   (I.R.S. Employer
    of Incorporation or Organization)               Identification No.)

         820 FLYNN ROAD, SUITE A                          93012
          CAMARILLO, CALIFORNIA                        (Zip Code)
         (Address of Principal
          Executive Offices)

                           NON-STATUTORY STOCK OPTIONS
                            1993 STOCK INCENTIVE PLAN
                            (Full Title of The Plan)

                              JAMES H. CHAMBERLAIN
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             820 FLYNN ROAD, SUITE A
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 987-0086
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                          Copies of communications to:
                             SCOTT W. ALDERTON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                                                    CALCULATION OF REGISTRATION FEE
=================================================================================================================================
     Title Of Securities          Amount To Be           Proposed Maximum            Proposed Maximum            Amount Of
      To Be Registered             Registered           Offering Price Per          Aggregate Offering          Registration
                                                              Share                        Price                     Fee
---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             50,000 shares             $ 2.6875                   $   134,375                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             50,000 shares             $ 2.0000                   $   100,000                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,            100,000 shares             $ 1.5000                   $   150,000                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,            137,500 shares             $ 5.2500                   $   721,875                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             30,000 shares             $ 1.6875                   $    50,625                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             10,000 shares             $ 6.4375                   $    64,375                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,            100,000 shares             $ 2.8125                   $   281,250                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             25,000 shares             $12.8125                   $   320,313                   --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
        Common Stock,            500,000 shares             $19.09375(1)               $ 9,546,875(1)                --
  par value $.001 per share

---------------------------------------------------------------------------------------------------------------------------------
                    TOTALS:     1,002,500                         --                   $11,369,688               $ 3002
---------------------------------------------------------------------------------------------------------------------------------

(1)     Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of
        1933, as amended, and based upon the exercise price of the option pursuant to which such shares may be acquired.

                                     PART I*


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a) The Registrant's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1998;

          (b) The Registrant's Current Report on Form 8-K, filed as of March 1, 1999;

          (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

          (f) The description of the Common Stock contained in the Registrant's Registration Statement on Form SB-2, as amended, filed by the Registrant on May 30, 1996 pursuant to Section 12 of the Exchange Act.

          (g) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article VIII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article V of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     In addition, the Registrant has purchased insurance pursuant to which its directors and officers are insured against liability which they may incur in their capacity as such.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

          5.1  Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

          10.1 Stock Option Agreement, dated as of May 19, 1993, by and between Registrant and James H. Chamberlain.

          10.2 Stock Option Agreement, dated as of May 19, 1993, by and between Registrant and James H. Chamberlain.

          10.3 Stock Option Agreement, dated as of January 23, 1995, by and between Registrant and James H. Chamberlain.

          10.4 Stock Option Agreement, dated as of January 3, 1996, by and between Registrant and James H. Chamberlain.

          10.5 Stock Option Agreement, dated as of June 1, 1995, by and between Registrant and Gus Davis.

          10.6 Stock Option Agreement, dated as of April 5, 1996, by and between Registrant and Robert Weist.

          10.7 Option Certificate, dated as of December 9, 1998, by and between Registrant and David S. Fishman.

          10.8 Option Certificate, dated as of December 9, 1998, by and between Registrant and Jordan B. Fishman, Ph.D.

          10.9 Amendment to 1993 Stock Incentive Plan, dated as of December 17, 1998.

          23.1 Consent of KPMG LLP, Independent Public Accountants.

          23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
               Exhibit 5.1).

          24.1 Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of February 14, 2000.


                                       BIOSOURCE INTERNATIONAL INC.
                                       (Registrant)


                                        By:  /S/ JAMES H. CHAMBERLAIN
                                             -----------------------------------
                                             James H. Chamberlain
                                             Chief Executive Officer and
                                                  President

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James H. Chamberlain as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by the virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                              TITLE                              DATE
             ---------                              -----                              ----

    /S/ JAMES H. CHAMBERLAIN              Chairman of the Board,                February 14, 2000
  ----------------------------            President and Chief
      James H. Chamberlain                Executive Officer


   /S/ LEONARD M. HENDRICKSON             Director                              February 14, 2000
  ----------------------------
     Leonard M. Hendrickson


      /S/ DAVID J. MOFFA                  Director                              February 14, 2000
  ----------------------------
      David J. Moffa, Ph.D


   /S/ JOHN R. OVERTURF, JR.              Director                              February 14, 2000
  ----------------------------
    John R. Overturf, Jr.


     /S/ ROBERT D. WEIST                  Director                              February 14, 2000
  ----------------------------
      Robert D. Weist

                                 EXHIBIT INDEX

  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------

     5.1  Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

     10.1 Stock Option Agreement, dated as of May 19, 1993, by and between Registrant and James H. Chamberlain.

     10.2 Stock Option Agreement, dated as of May 19, 1993, by and between Registrant and James H. Chamberlain.

     10.3 Stock Option Agreement, dated as of January 23, 1995, by and between Registrant and James H. Chamberlain.

     10.4 Stock Option Agreement, dated as of January 3, 1996, by and between Registrant and James H. Chamberlain.

     10.5 Stock Option Agreement, dated as of June 1, 1995, by and between Registrant and Gus Davis.

     10.6 Stock Option Agreement, dated as of April 5, 1996, by and between Registrant and Robert Weist.

     10.7 Option Certificate, dated as of December 9, 1998, by and between Registrant and David S. Fishman.

     10.8 Option Certificate, dated as of December 9, 1998, by and between Registrant and Jordan B. Fishman, Ph.D.

     10.9 Amendment to 1993 Stock Incentive Plan, dated as of December 17, 1998.

     23.1 Consent of KPMG LLP, Independent Public Accountants.

     23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included on signature page).